Exhibit 99.1

West Announces Fourth-Quarter and Full-Year 2021 Results
- Conference Call Scheduled for 9 a.m. EST Today -

Exton, PA, February 17, 2022 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the fourth-quarter and full-year 2021 and introduced full-year 2022 financial guidance.

Fourth-Quarter and Full-Year 2021 Summary (comparisons to prior-year period)
•Fourth-quarter 2021 net sales of $730.8 million grew 26.0%; organic sales growth was 28.3%. Full-year 2021 net sales of $2.832 billion grew 31.9%; organic sales growth was 29.4%.
•Fourth-quarter 2021 reported-diluted EPS of $1.93 increased 49.6%. Full-year 2021 reported-diluted EPS of $8.67 increased 89.7%.
•Fourth-quarter 2021 adjusted-diluted EPS of $2.04 increased 52.2%. Full-year 2021 adjusted-diluted EPS of $8.58 increased 80.3%.
•Company is introducing full-year 2022 financial guidance of net sales in a range of $3.050 billion to $3.075 billion and reported-diluted EPS in a range of $9.20 to $9.35.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“We had a successful 2021 with record organic sales growth and gross operating margin expansion,” said Eric M. Green, President and Chief Executive Officer. “Our performance was fueled by execution across our Proprietary market units and all geographies as we serve to improve patients’ lives. Our business generated strong double-digit organic sales growth in the fourth-quarter and full-year 2021, led by sales of high-value products (HVP).”

Mr. Green added, “Our incredible West team has continued to meet the ongoing challenges of the pandemic and deliver on the strong momentum in customer demand. Proudly, we enter the year with a strong outlook in our Proprietary Products segment and continued HVP growth. Looking ahead, our capital investments and recently announced collaboration with Corning will continue to drive future growth and innovation, as we are well positioned for success in 2022 and beyond.”

Proprietary Products Segment
In the fourth-quarter 2021, net sales grew by 34.2% to $609.3 million. Organic sales growth was 36.8%, with currency translation decreasing sales growth by 260 basis points. HVP components and devices represented approximately 74% of segment sales and generated strong double-digit organic sales growth.

All three market units had double-digit organic sales growth. The Biologics market unit had strong double-digit organic sales growth, led by NovaPure® and Westar® components. The Generics and Pharma market units' organic sales growth was led by FluroTec® and Westar components.

In the full-year 2021, net sales grew 40.6% to $2.317 billion. Organic sales growth was 37.8%, with currency translation increasing sales growth by 280 basis points. HVP components and devices represented approximately 72% of segment sales and generated double-digit organic sales growth.

Contract-Manufactured Products Segment
In the fourth-quarter 2021, net sales declined by 3.6% to $121.5 million. Organic sales declined by 2.1%, with currency translation decreasing sales growth by 150 basis points. Segment performance was led by consumer products and medical device products.

In the full-year 2021, net sales grew by 3.2% to $514.7 million. Organic sales growth was 1.7%, with currency translation increasing sales growth by 150 basis points.

Full-Year 2021 Financial Highlights
Operating cash flow was $584.0 million, an increase of 23.6%. Capital expenditures were $253.4 million, compared with $174.4 million in 2020. Free cash flow (operating cash flow minus capital expenditures) was $330.6 million, an increase of 10.9%.

Full-Year 2022 Financial Guidance
Full-year 2022 net sales are expected to be in a range of $3.050 billion to $3.075 billion.
◦Organic sales growth is expected to be approximately 10%.
◦Net sales guidance includes an estimated full-year 2022 headwind of $70 million based on current foreign exchange rates.
Full-year 2022 reported-diluted EPS is expected to be in a range of $9.20 to $9.35.
◦Full-year reported-diluted EPS guidance range includes an estimated headwind of approximately $0.21 based on current foreign currency exchange rates.
◦This reported-diluted EPS guidance range assumes a full-year 2022 tax rate of 23%, which does not include potential tax benefits from stock-based compensation. As in prior years, we are not including potential 2022 tax benefits from stock-based compensation, as they are out of the Company's control. Any tax benefits associated with stock-based compensation that we receive in 2022 would provide a positive adjustment to our full-year EPS guidance.
Full-year 2022 capital spending is expected to be $380 million. This includes incremental capital spending to support capacity expansions at existing HVP facilities.

Fourth-Quarter 2021 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 1986145.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, February 24, 2022, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 1986145.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements

Certain forward-looking statements appear in this release and include such words as “continued,” “growth,” “will continue,” “well-positioned,” “expected,” “to be,” “includes,” “estimated,” “assumes,” “potential,” “would provide,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the duration and severity of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to COVID-19; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures

For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021		2020		2021		2020
Net sales	$730.8	100%	$580.2	100%	$2,831.6	100%	$2,146.9	100%
Cost of goods and services sold	430.2	59	369.1	64	1,655.8	58	1,379.1	64
Gross profit	300.6	41	211.1	36	1,175.8	42	767.8	36
Research and development	13.7	2	12.9	2	52.8	2	46.9	2
Selling, general and administrative expenses	98.0	13	76.3	13	362.8	13	302.0	14
Other expense (income), net	4.9	1	5.8	1	7.9	—	12.0	1
Operating profit	184.0	25	116.1	20	752.3	27	406.9	19
Interest expense, net	2.3	—	1.9	—	7.2	—	6.8	—
Other nonoperating (income) expense	(0.2)	—	(0.9)	—	(3.8)	—	(1.2)	—
Income before income taxes	181.9	25	115.1	20	748.9	27	401.3	19
Income tax expense	34.2	5	20.4	4	107.2	4	72.5	4
Equity in net income of affiliated companies	—	—	(3.7)	(1)	(20.1)	(1)	(17.4)	(1)
Net income	$147.7	20%	$98.4	17%	$661.8	24%	$346.2	16%

Net income per share:
Basic	$1.98		$1.33		$8.89		$4.68
Diluted	$1.93		$1.29		$8.67		$4.57

Average common shares outstanding	74.5		74.0		74.4		73.9
Average shares assuming dilution	76.4		76.1		76.3		75.8

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales:	2021	2020	2021	2020
Proprietary Products	$609.3	$454.1	$2,317.3	$1,648.6
Contract-Manufactured Products	121.5	126.1	514.7	498.6
Eliminations	—	—	(0.4)	(0.3)
Consolidated Total	$730.8	$580.2	$2,831.6	$2,146.9

Gross Profit:
Proprietary Products	$282.4	$189.4	$1,093.9	$682.2
Contract-Manufactured Products	20.1	21.7	83.8	85.6
Unallocated items	(1.9)	—	(1.9)	—
Gross Profit	$300.6	$211.1	$1,175.8	$767.8
Gross Profit Margin	41.1%	36.4%	41.5%	35.8%

Operating Profit (Loss):
Proprietary Products	$201.8	$121.6	$796.1	$434.5
Contract-Manufactured Products	15.3	16.5	67.2	68.6
Stock-based compensation expense	(10.0)	(6.4)	(37.5)	(34.0)
General corporate costs	(17.9)	(12.6)	(63.4)	(52.1)
Adjusted Operating Profit	$189.2	$119.1	$762.4	$417.0
Adjusted Operating Profit Margin	25.9%	20.5%	26.9%	19.4%

Unallocated items	(5.2)	(3.0)	(10.1)	(10.1)
Reported Operating Profit	$184.0	$116.1	$752.3	$406.9
Reported Operating Profit Margin	25.2%	20.0%	26.6%	19.0%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended December 31, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$184.0	$34.2	$147.7	$1.93
Pension settlement (1)	—	0.3	0.8	0.01
Cost investment activity (2)	2.5	—	2.5	0.03
Restructuring and related charges (3)	(0.3)	(0.1)	(0.2)	—
Amortization of acquisition-related intangible assets (4)	0.2	—	0.7	0.01
Asset impairment (5)	2.8	—	2.8	0.04
Royalty acceleration (6)	—	(2.0)	2.0	0.02
Adjusted (Non-U.S. GAAP)	$189.2	$32.4	$156.3	$2.04

Twelve months ended December 31, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$752.3	$107.2	$661.8	$8.67
Pension settlement (1)	—	0.5	1.5	0.02
Cost investment activity (2)	4.3	(0.1)	4.4	0.06
Restructuring and related charges (3)	2.2	0.4	1.8	0.02
Amortization of acquisition-related intangible assets (4)	0.8	0.1	2.8	0.04
Asset impairment (5)	2.8	—	2.8	0.04
Royalty acceleration (6)	—	18.5	(18.5)	(0.25)
Tax law changes (7)	—	1.4	(1.4)	(0.02)
Adjusted (Non-U.S. GAAP)	$762.4	$128.0	$655.2	$8.58

Three months ended December 31, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$116.1	$20.4	$98.4	$1.29
Pension settlement (1)	—	0.1	0.3	0.01
Cost investment impairment (2)	2.5	—	2.5	0.03
Restructuring and severance related charges (3)	0.3	0.1	0.2	—
Amortization of acquisition-related intangible assets (4)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$119.1	$20.6	$102.1	$1.34

Twelve months ended December 31, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$406.9	$72.5	$346.2	$4.57
Pension settlement (1)	—	0.9	2.9	0.04
Cost investment impairment (2)	2.5	—	2.5	0.03
Restructuring and severance related charges (3)	7.0	1.7	5.3	0.07
Amortization of acquisition-related intangible assets (4)	0.6	0.1	3.6	0.05
Adjusted (Non-U.S. GAAP)	$417.0	$75.2	$360.5	$4.76

(1)The Company recorded a pension settlement charge within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for our U.S. qualified, and in 2020 our non-qualified, defined benefit pension plan exceeded the threshold for settlement accounting.

(2)During the three months ended December 31, 2021, the Company recorded a cost investment impairment charge of $2.5 million. During the twelve months ended December 31, 2021, the net cost investment activity was $4.3 million, inclusive of an impairment charge of $4.6 million offset by a $0.3 million gain on the sale of a cost investment. During the three and twelve months ended December 31, 2020, the Company recorded a cost investment impairment charge of $2.5 million.

(3)During the three and twelve months ended December 31, 2021, the Company recorded a restructuring and severance related benefit of $0.3 million and charge of $2.2 million, respectively. During the three and twelve months ended December 31, 2020, the Company recorded $0.3 million and $7.0 million, respectively, in restructuring and severance related charges.

(4)During the three and twelve months ended December 31, 2021, the Company recorded $0.2 million and $0.8 million, respectively, of amortization expense within operating profit associated with an acquisition of an intangible asset during the second quarter of 2020. During the three and twelve months ended December 31, 2021, the company recorded $0.5 million and $2.1 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and twelve months ended December 31, 2020, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an acquisition of an intangible asset during the second quarter of 2020. During the three and twelve months ended December 31, 2020, the company recorded $0.5 million and $3.1 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(5)During the three and twelve months ended December 31, 2021, the Company recorded $2.8 million related to an asset impairment charge for certain long-lived and intangible assets within the Proprietary Products segment as it determined the carrying value exceeded the fair value of the assets. $1.9 million of this charge is recorded in Cost of Goods Sold and $0.9 million of the charge is recorded in Selling, General, and Administrative expense, due to the nature of the impaired assets.

(6)During the twelve months ended December 31, 2021, the Company prepaid future royalties from one of its subsidiaries.

(7)During the twelve months ended December 31, 2021, the Company recorded a tax benefit of $1.4 million due to the impact of a United Kingdom tax law change enacted during the period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (8)

Three months ended December 31, 2021	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$609.3	$121.5	$—	$730.8
Effect of changes in currency translation rates	11.8	1.9	—	13.7
Organic net sales (Non-U.S. GAAP) (8)	$621.1	$123.4	$—	$744.5

Twelve months ended December 31, 2021	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$2,317.3	$514.7	$(0.4)	$2,831.6
Effect of changes in currency translation rates	(46.1)	(7.4)	—	(53.5)
Organic net sales (Non-U.S. GAAP) (8)	$2,271.2	$507.3	$(0.4)	$2,778.1

(8)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Twelve Months Ended December 31,
	2021	2020
Depreciation and amortization	$122.3	$109.1
Operating cash flow	$584.0	$472.5
Capital expenditures	$253.4	$174.4

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of December 31, 2021	As of December 31, 2020
Cash and cash equivalents	$762.6	$615.5
Accounts receivable, net	$489.0	$385.3
Inventories	$378.4	$321.3
Accounts payable	$232.2	$213.1
Debt	$253.0	$255.2
Equity	$2,335.4	$1,854.5
Working capital	$1,147.9	$870.3

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.